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                                                               EXHIBIT 4.03

                                                                 WARRANTS


                        COMMUNITY FINANCIAL GROUP, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF TENNESSEE


                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                                             -------------------
                                                               CUSIP 20365M 11 6
                                                             -------------------

THIS CERTIFIES THAT


IS THE REGISTERED HOLDER OF


COMMON STOCK PURCHASE WARRANTS (the :Warrants") expiring December 31, 1995, as provided in the Warrant Agreement, dated August 1, 1989, (which has been extended to December 31, 1998), to purchase common stock, par value $6.00 per share of Community Financial Group, Inc. (the "Corporation"). Each Warrant entitles the holder to purchase from the Corporation, on or before 5:00 pm local time December 31, 1998, in Nashville, Tennessee one fully paid and nonassessable share of common stock of the Corporation at the purchase price (the "Purchase Price") at the time in effect under the Warrant Agreement ($12.50 per share at the time of the issuance of the Warrant), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of such Purchase Price at the principal office of the Corporation in Nashville, Tennessee, but only subject to the conditions set forth of the in the Warrant Agreement; provided, however, that the number of kind shares (or in certain events other property) purchasable upon exercise of the Warrant Agreement. A copy of the Warrant Agreement is available for inspection during normal business hours in the office of the Corporation. Payment of the Purchase Price shall be made in cash or by certified or official bank check payable to the order of the Corporation.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, Community Financial Group, Inc. has caused this Warrant Certificate to be dully executed under its facsimile corporate seal and the facsimile signature of this authorized officers.

Dated:

Countersigned:
     REGISTRAR  AND TRANSFER COMPANY
                              Warrant Agent


                     [SEAL COMMUNITY FINANCIAL GROUP, INC.]


                                                  /s/ Mack S. Linebaugh


                                                  /s/ Joan B. Marshall



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                        COMMUNITY FINANCIAL GROUP, INC.


     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of supervisorship and not as tenants in common

UNIF GIFT MIN ACT  ..........Custodian..........
                   (Cust)                (Minor)
                   under Uniform Gifts to Minors
                   Act .........................
                              (State)

    Additional abbreviations may also be used though not in the above list.

     The undersigned hereby (1) irrevocably elects to exercise line Warrants evidenced by the within Warrant Certificate and to purchase thereunder ________ full shares of the common stock issueable upon exercise of said Warrants, (2) makes payment in full of the Purchase Price of such shares and any applicable taxes, (3) requests that certificates for such shares be issued in the name of , and delivered to the following: (PLEASE PRINT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER, AND NAME AND ADDRESS)

SOCIAL SECURITY NUMBER OR OTHER
IDENTIFYING NUMBER
---------------------------

---------------------------


--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Street Address or Post Office Box

--------------------------------------------------------------------------------
City, State, Zip Code

and (4) if said number of Warrants shall not be all the Warrants evidenced by the within Certificate, requests that a new Warrant Certificate evidencing the Warrants not so exercise be issued in the name of and delivered to the following:


--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Street Address or Post Office Box

--------------------------------------------------------------------------------
City, State, Zip Code

Dated                      , 19
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Signature:
           ---------------------------------------------------------------------

NOTICE the above signature must correspond with the name as written the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person, the Form of Assignment hereon must be dully executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the Warrant Certificate is registered, the signature of the holder hereof must be guaranteed

SIGNATURE GUARANTEE:

                               FORM OF ASSIGNMENT
               (TO BE EXECUTED BY THE REGISTERED HOLDER TO ASSIGN
                 WARRANTS EVIDENCED BY THE WARRANT CERTIFICATE)

FOR VALUE RECEIVED _____________________________________________________ HEREBY


sells, assigns and transfer unto_______________________________________________


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Warrants, evidenced by the Warrant Certificates and does hereby irrevocably constitute and appoint____________ Attorney to transfer the said Warrants evidenced by the Warrant Certificate on the books of the Corporation, with full power of substitution.

SOCIAL SECURITY NUMBER OR OTHER
IDENTIFYING NUMBER
---------------------------

---------------------------

Dated                      , 19
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Signature:
          ----------------------------------------------------------------------
NOTICE: The above signature must correspond as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE: